                                1,110,132 SHARES

                               ARDEN REALTY, INC.
                            (A MARYLAND CORPORATION)
                     COMMON STOCK, $.01 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                                                  April 23, 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentleman:

      Arden Realty, Inc., a Maryland corporation (the "Company"), proposes to sell 1,110,132 shares (the "Stock") of the Company's Common Stock (the "Common Stock") par value $.01 per share to Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriter"). This is to confirm the agreement between the Company, Arden Realty, Limited Partnership, a Maryland limited partnership (the "Operating Partnership"), and the Underwriter concerning the purchase of the Stock from the Company by the Underwriter. The Underwriter intends to deposit the Stock with the trustee of the Equity Investor Fund Cohen & Steers Realty Majors Portfolio (A Unit Investment Trust) (the "Trust"), a registered unit investment trust under the Investment Company Act of 1940, as amended, for which Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as sponsor and depositor, in exchange for units in the Trust.

            1. Representations, Warranties and Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent, warrant and agree as follows:

                  (a) A registration statement on Form S-3 (File No. 333-44141)
            and Amendment No. 1 thereto, with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each amendment thereto have been delivered by the

            Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, as amended at the Effective Time, including any documents incorporated by reference therein at such time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 7(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" shall mean such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, as the case may be, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the United States Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus, as the case may be, and incorporated by reference in the Prospectus, and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company to register additional shares of Common Stock of the Company under rule 462(b) of the Rules and Regulations ("Rule 462(b) Registration Statement") shall be deemed a part of the Registration Statement. Any prospectus (including any amendment or supplement thereto or information which is deemed to be a part thereof) included in a Rule 462(b) Registration Statement and any term sheet as contemplated by Rule 434 of the Rules and Regulations (a "Term Sheet") shall be deemed to be part of the Prospectus. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter concerning the Underwriter specifically for inclusion therein.

                  (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) The Company is a corporation duly incorporated and
            existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the "SDAT") with corporate power to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement to which it is a party. The Company is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations, business or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole (a "Material Adverse Effect").

                  (e) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT with partnership power to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and, immediately after the Delivery Date will be the sole general partner of the Operating Partnership and will own approximately _______% of all outstanding partnership interests in the Operating Partnership.

                  (f) Each of the subsidiaries (as defined in Section 14) of the
            Company and/or the Operating Partnership has been duly organized and is a validly existing corporation or limited partnership, as the case may be, in good standing in California and is in good standing in each other jurisdiction in which qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a Material Adverse Effect; each subsidiary has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged; and none of the subsidiaries (other than the Operating Partnership and Arden Realty Finance, L.P.) is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

                  (g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus; all of the issued partnership interests of the Operating Partnership (the "Partnership Interests") have been duly and validly authorized and issued and are fully paid and, with respect to the Partnership Interests owned by the Company are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the issued shares of capital stock or partnership interests, as the case may be, of each subsidiary of the Company or the Operating Partnership have been duly and validly authorized and issued and are fully paid and non-assessable (solely with respect to corporate subsidiaries) and are owned directly or indirectly by the Company or the Operating Partnership, free and clear of all liens, encumbrances equities or claims.

                  (h) The shares of the Stock to be issued and sold by the
            Company to the Underwriter hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable; and the Stock will conform in all material respects to the description thereof contained in the Prospectus.

                  (i) The limited Partnership Interests in the Operating
            Partnership (the "Units") to be issued to the Company have been duly authorized for issuance by the Operating Partnership and at the Delivery Date will be validly issued and fully paid. Immediately after the Delivery Date, _________ Units will be issued and outstanding. All outstanding Units have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (j) None of the Company, the Operating Partnership or any of
            their subsidiaries is in violation of its charter, by-laws, certificate of limited partnership, articles of organization, operating agreement or partnership agreement, as the case may be, and none of the Company, the Operating Partnership or any of their subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity is subject, except for such defaults that would not have a Material Adverse Effect.

                  (k) This Agreement has been duly authorized, executed and
            delivered by the Company and the Operating Partnership.

                  (l) The execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject (except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect); nor will such actions result in any violation of the provisions of the charter, by-laws or partnership agreement of the Company, the Operating Partnership or any of their subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Operating Partnership or any of their subsidiaries or any of the properties, assets or businesses owned by them; and except for (a) the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state and foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter, (b) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Delivery Date and (c) such consents, approvals, authorizations, orders, filings or registrations, the absence of which, individually or in the aggregate would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any other person is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership and the consummation of the transactions contemplated hereby.

                  (m) Except as disclosed in the Prospectus, there are no
            contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (n) Except as set forth in the Prospectus, there are no
            preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any unissued shares of the Stock to be issued and sold by the Company to the Underwriter hereunder pursuant to the Company's charter or by-laws or any agreement or other instrument.

                  (o) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, warrants or rights.

                  (p) Since the date of the latest audited financial statements included in the Prospectus and except as disclosed in the Prospectus, (i) there has been no material adverse change in the financial condition, results of operations or business or business prospects of the Company, the Operating Partnership or any of their subsidiaries, whether or not arising in the ordinary course of business, (ii) no material casualty loss or material condemnation or other adverse event with respect to any business or property of the Company, the Operating Partnership or any of their subsidiaries has occurred, (iii) there have been no transactions or acquisitions entered into by the Company, the Operating Partnership or any of their subsidiaries other than those in the ordinary course of business, which are material with respect to such entity and its subsidiaries taken as a whole, (iv) there have been no material liabilities or obligations, direct or contingent, incurred by the Company, the Operating Partnership or any of their subsidiaries, other than liabilities and obligations which were incurred in the ordinary course of business, (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock or by the Operating Partnership with respect to its Partnership Interests, (vi) there has been no material change in the stock of the Company or the Partnership Interests of the Operating Partnership, or any increase in the indebtedness of the Company, the Operating Partnership or any of their subsidiaries and
            (vii) there have been no securities issued or granted by the Company, the Operating Partnership or any of their subsidiaries.

                  (q) The financial statements and pro forma financial
            information (including all necessary pro forma adjustments and including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and all adjustments necessary for a fair presentation of results for such periods have been made. The financial information set forth in the Prospectus presents fairly the information shown therein and has been prepared on an accounting basis consistent with such financial statements and the books and records of the respective entities presented therein. The pro forma financial statements and other information included in the Prospectus have been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information. Other than the historical and pro forma financial statements (and schedules) included therein, no other historical or pro forma financial statements (or schedules) are required by the Securities Act or the Rules and Regulations to be included in the Registration Statement.

                  (r) Ernst & Young LLP, who have certified certain financial statements included in the Registration Statement, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 7(g) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Prospectus.

                  (s) (i) The Company, the Operating Partnership and their
            subsidiaries have good and marketable title in fee simple to all real property and own all personal property purported to be owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership and their subsidiaries (except for such real property, buildings and personal property as are described in subparagraph (ii) below); and (ii) all real property, buildings and personal property held under lease by the Company, the Operating Partnership and their subsidiaries are held by them under valid, existing and enforceable leases in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, and such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, the Operating Partnership and their subsidiaries.

                  (t) Except as described in the Prospectus, the Company, the
            Operating Partnership and their subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (u) The Company, the Operating Partnership and their
            subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which conflict (if the subject of any unfavorable decision, ruling or finding) would result in a Material Adverse Effect.

                  (v) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is the subject which, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, would have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (w) The Company is organized in conformity with the
            requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code for its taxable periods beginning or otherwise including the period after the Effective Date. All statements in the Prospectus regarding the Company's qualification as a REIT are true, complete and correct in all material respects.

                  (x) The conditions for use of Form S-3, as set forth in the
            General Instructions thereto, have been satisfied.

                  (y) There are no contracts or other documents which are
            required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations.

                  (z) No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their subsidiaries on the one hand, and the directors, officers, stockholders, limited partners, customers or suppliers of any of such entities on the other hand, which is required to be described in the Prospectus which is not so described.

                  (aa) There is (i) no material unfair labor practice complaint pending against the Company, the Operating Partnership or any of their subsidiaries nor, to the best knowledge of the Company, threatened against any of them before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, the Operating Partnership or any of their subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no material strike, labor dispute, slowdown or stoppage pending against the Company, the Operating Partnership or any of their subsidiaries nor, to the best knowledge of the Company, threatened against the Company, the Operating Partnership or any of their subsidiaries which in any case would have a Material Adverse Effect.

                  (ab) The Company, the Operating Partnership and their
            subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company, the Operating Partnership or any of their subsidiaries would have any liability; the Company, the Operating Partnership or any of their subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each "pension plan" for which the Company, the Operating Partnership or any of their subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such noncompliance, reportable events, liabilities, or failures to qualify that would not result in a Material Adverse Effect.

                  (ac) The Company, the Operating Partnership and their
            subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Operating Partnership or any of their subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries would have) a Material Adverse Effect.

                  (ad) The Company, the Operating Partnership and their
            subsidiaries (i) make and keep books and records which are accurate in all material respects and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets, (C) access to their assets is permitted only in accordance with management's authorization and (D) the reported accountability for their assets is compared with existing assets at reasonable intervals.

                  (ae) None of the Company, the Operating Partnership or any of
            their subsidiaries is in violation in any respect of any law, ordinance, governmental rule, permit, license, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business except for such violations and failures to obtain that, individually or in the aggregate, would not have a Material Adverse Effect.

                  (af) None of the Company, the Operating Partnership or any of
            their subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (ag) Except as disclosed in the Prospectus (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Operating Partnership or any of their subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest or any other person) at, upon or from any of the property now or previously owned or leased by the Company, the Operating Partnership or any of their subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect;
            (ii) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company, the Operating Partnership or any of their subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at or upon any property owned by anyone else in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require any removal, remedial or other response action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or response action which would not have, singularly or in the aggregate with all such violations and response actions, a Material Adverse Effect; (iii) there has been no material spill, discharge, leak, emission, injection, escape, placement, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company, the Operating Partnership or any of their subsidiaries or with respect to which the Company, the Operating Partnership or any of their subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, placement, dumping or release which would not have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, placements, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection. There are no underground storage tanks located on or in any of the properties owned or leased by the Company, the Operating Partnership or any of their subsidiaries except such tanks, individually or in the aggregate, the existence of which would not have a Material Adverse Effect.

                  (ah) None of the Company, the Operating Partnership or any of
            their subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                  (ai) The Stock has been approved for listing on the New York
            Stock Exchange subject to official notice of issuance.

                  (aj) None of the Company, the Operating Partnership or any of
            their subsidiaries, or any of their directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

                  (ak) Except as described in the Prospectus, the Operating
            Partnership is not currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on the Operating Partnership's partnership interests, from repaying to the Company any loans or advances to the Operating Partnership from the Company or from transferring any of the Operating Partnership's property or assets to the Company.

                  (al) The Company, the Operating Partnership and their
            subsidiaries are currently in substantial compliance with all presently applicable provisions of the Americans with Disabilities Act and no failure of the Company, the Operating Partnership or any of their subsidiaries to comply with all presently applicable provisions of the Americans with Disabilities Act, individually or in the aggregate, would result in a Material Adverse Effect.

            2. Purchase of the Stock by the Underwriter. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 1,110,132 shares of the Stock to the Underwriter, and the Underwriter agrees to purchase that number of shares of the Stock. The price for the Stock shall be $26.8853 per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date (as hereinafter defined) except upon payment for all the Stock to be purchased on the Delivery Date as provided herein.

            3. Offering of Stock by the Underwriter. The Company is advised by you that the Underwriter proposes to deposit the Stock with the trustee of the Trust, a registered unit investment trust under the Investment Company Act of 1940, as amended, for which Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as sponsor and depositor, in exchange for units in the Trust (the "Offering") as soon after the execution and delivery hereof as in the judgment of the Underwriter is advisable (and, if necessary, any post-effective amendment to the Registration Statement). The Underwriter is acting as sponsor and depositor of the Trust and is therefore considered an affiliate of the Trust.

            4. Delivery of and Payment for the Stock. Delivery of and payment for the Stock shall be made at the office of Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriter and the Company. This date and time are sometimes referred to as the "Delivery Date." On the Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Stock to the Underwriter for the account of the Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer of federal same-day funds to an account or accounts previously designated in writing to Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriter hereunder. Upon delivery, the Stock shall be registered in such names and in such denominations as the Underwriter shall request in writing not less than two full business days prior to the Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Stock, the Company shall make the certificates representing the Stock available for inspection by the Underwriter in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

            5. Further Agreements of the Company. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the
            Underwriter and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Delivery Date except as permitted herein; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                  (b) To furnish promptly to the Underwriter and to counsel for the Underwriter a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                  (c) To deliver promptly to the Underwriter such number of the following documents as the Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (ii) each of the Prospectus and any amended or supplemented Prospectus, and (iii) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Underwriter and, upon its request, to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriter is required to deliver a prospectus in connection with sales of any of the Stock at any time nine months or more after the Effective Time, upon request of the Underwriter but at the expense of the Underwriter, to prepare and deliver to the Underwriter as many copies as the Underwriter may reasonably request of an amended or supplemented prospectus complying with Section 10(a)(3) of the Securities Act.

                  (d) To file promptly with the Commission any amendment to the
            Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Underwriter, be required by the Securities Act or requested by the Commission.

                  (e) Prior to filing with the Commission any amendment to the
            Registration Statement or supplement to the Prospectus, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the consent of the Underwriter to the filing.

                  (f) As soon as practicable after the Effective Date but in any event not later than 45 days after the end of the Company's fiscal quarter in which the first anniversary date of the Effective Date occurs, to make generally available to the Company's security holders and to deliver to the Underwriter an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                  (g) For a period of five years following the Effective Date, to furnish to the Underwriter copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                  (h) Prior to the Effective Date, to apply for the listing of the Stock on the New York Stock Exchange, and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the Delivery Date.

                  (i) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus.

                  (j) To take such steps as shall be necessary to ensure that neither the Company, the Operating Partnership nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

            6. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; (d) the costs of printing, photocopying and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the fees and expenses (including reasonable attorneys' fees) incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in
Section 10 the Underwriter shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriter.

            7. Conditions of Underwriter's Obligations. The obligations of the Underwriter hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the
            Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) The Underwriter shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement or any amendment thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Hogan & Hartson L.L.P., counsel for the Underwriter, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters and agreements relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Latham & Watkins shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

                        (i) Arden Realty Finance Partnership, L.P. ("Arden
                  Realty LP") is a limited partnership duly formed and existing under and by virtue of the laws of the State of California and is in good standing with the Secretary of State of California. Arden Realty LP has full power as a limited partnership to conduct its business as described in the Prospectus. Arden Realty Finance, Inc. ("Arden Realty Inc.") is a corporation duly incorporated and existing under and by virtue of the laws of the State of California and is in good standing with the Secretary of State of California. Arden Realty Inc. has full corporate power to conduct its business as described in the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in State of California. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in the State of California.

                        (ii) All of the issued stock or partnership interests of
                  the Operating Partnership and of each of the subsidiaries are, to the knowledge of such counsel based solely on an officer's certificate, owned by the Company free and clear of all liens, encumbrances, equities or claims;

                        (iii) Except as set forth in the Prospectus, there are
                  no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to any agreement or other instrument to which the Company is a party known to such counsel;

                        (iv) Except as set forth in the Prospectus, there are no
                  preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Units pursuant to any agreement or other instrument to which the Operating Partnership is a party known to such counsel;

                        (v) To such counsel's knowledge based solely on an
                  officer's certificate and review of attorney letters furnished to the Company's independent public accountants in connection with their audit of financial statements, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is a party or of which any property or assets of the Company, the Operating Partnership or any of their subsidiaries is the subject which, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, would have a Material Adverse Effect; and, to such counsel's knowledge, based solely on an officer's certificate, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                        (vi) The Registration Statement was declared effective
                  under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                        (vii) The Registration Statement at the date it became
                  effective and at the date of any amendment thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and other financial and statistical information and data (collectively, "Financial Data") included therein, as to which such counsel need express no opinion) complied, and the Prospectus as of its date and at the date of any supplement thereto made by the Company prior to such Delivery Date (other than the Financial Data, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to such Delivery Date (other than the Financial Data, as to which counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the respective rules and regulations thereunder;

                        (viii) The statements contained in the Prospectus under
                  the caption "Federal Income Tax Considerations" and "Risk Factors -- Potential Adverse Consequences of Failure to Qualify as a REIT" and "Risk Factors -- Other Tax Liabilities," insofar as they describe federal statutes, rules and regulations, have been reviewed by such counsel, are correct in all material respects, and present fairly the information required to be disclosed therein.

                        (ix) To such counsel's knowledge, there are no contracts
                  or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement;

                        (x) The issuance and sale of the shares of Stock being
                  delivered on such Delivery Date by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement by the Company and the Operating Partnership will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of Arden Realty Inc. or the Agreement of Limited Partnership of Arden Realty LP or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over these subsidiaries or any of their properties or assets;

                        (xi) To such counsel's knowledge based solely on a
                  certificate from an officer of the Company, other than as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and

                        (xii) Neither the Company, the Operating Partnership nor
                  any of their subsidiaries is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                        (xiii) The Company has been and is organized in
                  conformity with the requirements for qualification as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and its method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code beginning with the Company's taxable year ended December 31, 1996.

            In rendering such opinion, such counsel may state that its opinion, as applicable, is limited to matters governed by the federal securities and tax laws of the United States of America, and the corporate and partnership laws of the State of California. Such counsel shall also have furnished to the Underwriter a written statement, addressed to the Underwriter and dated the Delivery Date, in form and substance satisfactory to the Underwriter, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and participated in conferences with certain officers and representatives of the Company and the Operating Partnership, representatives of Ernst & Young LLP and the Underwriter at which the Registration Statement and the Prospectus and related matters were discussed and (y) during the course of such counsel's participation (relying as to factual matters as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to the attention of such counsel which led it to believe that (i) the Registration Statement (other than the Financial Data as to which such counsel need make no statement), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) the Prospectus as of the Delivery Date (other than the Financial Data as to which such counsel need make no statement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent judgment, check or verification thereof except to the extent set forth in paragraph (viii) above.

            In addition, in rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company.

            (e) Ballard Spahr Andrews & Ingersoll shall have furnished to the Underwriter its written opinion, as Maryland counsel to the Company and the Operating Partnership, addressed to the Underwriter and dated the Delivery Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

            (i) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Company has full corporate power to conduct its business substantially as described in the Prospectus;

            (ii) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has full power as a limited partnership to conduct its business substantially as described in the Prospectus;

            (iii) The Company has an authorized capitalization as set forth in the line items "Preferred Stock" and "Common Stock" under the caption "Capitalization" in the Prospectus, and all of the issued shares of stock of the Company (including the shares of Stock being delivered on such Delivery Date) have been duly and validly authorized and, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Company, are validly issued, and fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;" and all of the issued partnership interests of the Operating Partnership have been duly and validly authorized, assuming receipt of consideration therefor as provided in the resolutions authorizing issuance thereof of the board of directors of the Company, as general partner of the Operating Partnership, are fully paid and (except as set forth in the Prospectus) are owned of record by the Company;

            (iv) Except as set forth in the Prospectus, there are no preemptive or other rights under the Maryland General Corporation Law to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws (except as set forth in Article VII of the charter);

            (v) Except as set forth in the Prospectus, there are no preemptive or other rights under the Maryland Revised Uniform Limited Partnership Act to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Units pursuant to the Operating Partnership Agreement;

            (vi) The information in the Prospectus under the caption "Description of Capital Stock" to the extent that it constitutes matters of Maryland law or legal conclusions, has been reviewed by such counsel and is correct in all material respects; and the statements contained in the Prospectus under the heading "Certain Provisions of Maryland Law and the Company's Charter and Bylaws," insofar as they describe Maryland statutory law are correct in all material respects;

            (vii) This Agreement has been duly authorized, executed and, so far as is known to such counsel, delivered by the Company and the Operating Partnership;

            (viii) The issuance and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company and the Operating Partnership with all of the provisions of this Agreement by the Company and the Operating Partnership will not result in any violation of the provisions of the charter or by-laws of the Company or the Agreement of Limited Partnership of the Operating Partnership or any Maryland statute or any order, rule or regulation known to such counsel of any Maryland court or governmental agency or body of the State of Maryland having jurisdiction over the Company or the Operating Partnership or any of their properties or assets; and, except for (a) the registration of the Stock under the Securities

      Act, such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriter, (b) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Closing Date and (c) such consents, approvals, authorizations, orders, filing or registrations, the absence of which, individually or in the aggregate would not have a Material Adverse Effect, no consent, approval, authorization or order of, or filing or registration with, any such Maryland court or governmental agency or body of the State of Maryland is required for the execution, delivery and performance of this Agreement by the Company and the Operating Partnership; and

            (ix) The terms of the Units conform in all material respects to all statements and descriptions related thereto contained in the Prospectus under the caption "Partnership Agreement."

            In rendering such opinion, such counsel may state that its opinion, as applicable, is limited to matters governed by the federal securities and tax laws of the United States of America and the corporate and partnership laws of the State of Maryland.


                  (f) The Underwriter shall have received from Hogan & Hartson
            L.L.P., counsel for the Underwriter, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) At the time of execution of this Agreement, the
            Underwriter shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Underwriter, addressed to the Underwriter and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to the Underwriter in connection with registered public offerings.

                  (h) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Underwriter a letter (the "bring-down letter") of such accountants, addressed to the Underwriter and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission,
            (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (i) The Company shall have furnished to the Underwriter a
            certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating on behalf of the Company that:

                        (i) The representations, warranties and agreements of
                  the Company and the Operating Partnership in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(j) have been fulfilled; and

                       (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Prospectus as of the Delivery Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (j) (i) Neither the Company, the Operating Partnership nor any
            of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the stock, partnership interests or long-term debt of the Company, the Operating Partnership or any of their subsidiaries or any change, or any development involving a prospective change in, or affecting the general affairs, management, financial position, stockholders' equity, partners' equity or results of operations of the Company, the Operating Partnership and their subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. or the American Stock Exchange, Inc. or on the Nasdaq Stock Market, Inc., or trading in any securities of the Company on any exchange or on the Nasdaq Stock Market, Inc., shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal, New York or California authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or
            (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the units of the Trust to the public or to enforce contracts for the sale of units in the Trust.

                  (l) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

                  (m) The Company shall have delivered to the Underwriter under separate cover at or prior to the Delivery Date any and all officers' and other certificates delivered by the Company, the Operating Partnership, their subsidiaries or its affiliates to Latham & Watkins, Ballard Spahr Andrews & Ingersoll and Ernst & Young LLP on which such firms relied in rendering opinions.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

            8.    Indemnification and Contribution.

                  (a) The Company and the Operating Partnership, jointly and severally, shall indemnify and hold harmless the Underwriter, its officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or
(iii) any act or failure to act or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company and the Operating Partnership shall not be liable under this clause (iii) to the extent that is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct) and shall reimburse the Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information specified in Section 8(e) furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein; provided further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Stock which is the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) at or prior to the confirmation of the sale of such Stock to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented). The foregoing indemnity agreement is in addition to any liability which the Company or the Operating Partnership may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) The Underwriter shall indemnify and hold harmless the Company, the Operating Partnership, each of their respective officers and employees, each of the Company's directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information specified in Section 8(e) furnished to the Company through the Underwriter by or on behalf of the Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that if the defendants in any such action include both the indemnified and indemnifying parties and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.

      After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso in the last sentence of the immediately preceding paragraph (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriter in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party. In addition, the Underwriter shall have the right to employ a single counsel to represent jointly the Underwriter and it's officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company or the Operating Partnership under this Section 8 if, in the reasonable judgment of the Underwriter, it is advisable for the Underwriter and it's officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company and the Operating Partnership.

      No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Underwriter on the other hand with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriter on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriter with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Operating Partnership and information supplied by the Company shall also be deemed to have been supplied by the Operating Partnership. The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The Underwriter confirms and the Company and the Operating Partnership acknowledge that the statements with respect to the public offering of the Stock by the Underwriter set forth on the cover page of, the legend concerning stabilization on the inside front cover page of, and under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning the Underwriter furnished in writing to the Company and the Operating Partnership by or on behalf of the Underwriter specifically for inclusion in the Registration Statement and the Prospectus.

            9. Termination. The obligations of the Underwriter hereunder may be terminated by the Underwriter by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 7(j) or 7(k), shall have occurred or if the Underwriter shall decline to purchase the Stock for any reason permitted under this Agreement.

            10. Reimbursement of the Underwriter's Expenses. If the Company shall fail to tender the Stock for delivery to the Underwriter by reason of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Operating Partnership is not fulfilled (other than the conditions set forth in Section 7(k)), the Company and the Operating Partnership will reimburse the Underwriter for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriter in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Operating Partnership shall pay the full amount thereof to the Underwriter.

            11. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriter, shall be delivered or sent by mail, telex or facsimile transmission to Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281, Attention: John Brady, Managing Director (Fax: (212)449-9143;

                  (b) if to the Company or to the Operating Partnership,
            shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Richard S. Ziman (Fax: (310) 274-6218);

provided, however, that any notice to the Underwriter pursuant to Section 8(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriter, which address will be supplied to any other party hereto by the Underwriter upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

            12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Operating Partnership. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Operating Partnership contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control the Underwriter or the Independent Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriter contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of officers, employees and directors of the Company and the Operating Partnership, (including persons named in the Registration Statement with their consent as about to become a director of the Company) and any person controlling the Company within the meaning of Section 13 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership and the Underwriter contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            14. Definition of the Terms "Business Day" and "Subsidiary." For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations and, when used in reference to subsidiaries of the Company or the Operating Partnership, includes the entities listed on Schedule 1.

            15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            17. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

      If the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the Underwriter, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,

                                   ARDEN REALTY, INC.

                                   By:  /s/ DIANA M. LAING
                                        ----------------------------------------
                                        Name:  Diana M. Laing
                                        Title: Exec. V.P. CFO


                                   ARDEN REALTY LIMITED PARTNERSHIP, the
                                   Operating Partnership

                                   By:  Arden Realty, Inc., its General
                                        Partner

                                   By:  /s/ DIANA M. LAING
                                        ----------------------------------------
                                        Name:  Diana M. Laing
                                        Title: Exec. V.P. CFO


Accepted:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

      By: /s/ JOHN C. BRADY
         ----------------------------------
         Name:
         Title:

                                   SCHEDULE 1

                                  SUBSIDIARIES

Arden Realty Finance, Inc., a California corporation

Arden Realty Finance Partnership, L.P., a California limited partnership

Arden Realty Finance II, Inc., a Maryland corporation

Activity Business Center, L.P.

145 South Fairfax, L.L.C., a California limited liability company